Computershare

Computershare Trust Company, N.A.
150 Royall Street
Canton Massachusetts 02021
For questions call the Information Agent
Okapi Partners LLC at (855) 208-8902

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C 1234567890 JNT

Primary Subscription Rights 12345678901234

SUBSCRIPTION RIGHTS CERTIFICATE

TO SUBSCRIBE FOR SHARES OF COMMON STOCK OF HC2 HOLDINGS, INC. (THE "COMPANY") PLEASE FOLLOW THE INSTRUCTIONS BELOW:

If you wish to subscribe for additional shares of common stock of the Company, you must submit your instructions in one of the following ways:

Option 1) Internet – Visit the Offer Website at hc2rightsoffer.com and using the Account and Control Codes printed above sign in and follow the instructions on the website.

Option 2) Mail – Complete the instructions, sign and return this Subscription Rights Certificate and your check in the envelope provided.

HC2 HOLDINGS, INC. SUBSCRIPTION RIGHTS FOR SHARES OF COMMON STOCK

To enter the above site, enter your Account Code and Control Code located above when prompted, the Company has provided this dedicated and secure website for you to submit your subscription instructions and view electronic payment instructions.

VOID IF NOT RECEIVED BY THE SUBSCRIPTION AGENT BEFORE 5:00 P.M. NEW YORK CITY TIME ON NOVEMBER 20, 2020, UNLESS EXTENDED BY THE COMPANY (THE "EXPIRATION DATE")

The registered holder (the "holder") whose name is inscribed hereon is the owner of the number of subscription rights ("Rights") set forth above. Each Right provides the holder thereof the opportunity to purchase (the "Basic Subscription Privilege") 0.5462 shares of common stock, par value $0.001 per share (the "Common Stock"), of the Company, at a subscription price of $2.27 per share of Common Stock (the "Subscription Price"), pursuant to a rights offering (the "Rights Offering"), on the terms and subject to the conditions set forth in the Company's Base Prospectus, dated September 9, 2020 (the "Base Prospectus"), and the Prospectus Supplement, dated October 7, 2020 (the "Prospectus Supplement" and, together with the Base Prospectus, the "Prospectus"). If you subscribe for all of the shares available pursuant to the Basic Subscription Privilege, you are also entitled to purchase additional shares at the Subscription Price up to that number of shares of Common Stock that are offered in the Rights Offering but are not purchased by the other Rights holders under their Basic Subscription Privilege (the "Oversubscription Privilege"). If oversubscription requests exceed the number of shares which are available, the Company will allocate the available shares pro rata among those Rights holders who oversubscribed based on the number of shares each Rights holder subscribed for under the Basic Subscription Privilege. The other terms and conditions of these Rights are set forth in the enclosed Prospectus. The Rights represented by this Rights Certificate may be exercised, as described further in the Prospectus, by delivering to Computershare Trust Company, N.A. (the "Subscription Agent") this Rights Certificate, properly completed and executed, together with full payment for all Rights completing the appropriate forms on the reverse side hereof and by returning the full payment for all the Rights the holder elects to exercise under the Basic Subscription Privilege and Oversubscription Privilege prior to 5:00 p.m., New York City time, on the Expiration Date (unless extended by the Company). If the holder attempts to exercise its Oversubscription Privilege and the Company is unable to issue the holder the full amount of shares of Common Stock requested, the Subscription Agent will return to the holder any excess amount, in the manner in which made, without interest or deduction as soon as practicable after the Expiration Date of the Rights Offering. This Rights Certificate may be transferred by duly completing and signing Section 2 on the reverse side hereof. All Rights not exercised prior to the Expiration Date (unless extended by the Company) shall be null and void.

If you choose to exercise your Rights, your completed Rights Certificate must be received by 5:00 p.m., New York City time, on November 20, 2020, which is the Expiration Date (unless extended by the Company). If you choose to transfer your Rights, your completed Rights Certificate must be received by the Subscription Agent by 5:00 P.M., New York City time, on November 13, 2020, which is five business days prior to the Expiration Date, as may be adjusted in the event of an extension of the Expiration Date.

Holder ID	COY	Class	Rights Qty Issued	Rights Cert #
123456789	XXXX	Subscription Rights	XXX.XXXXXX	12345678

Signature of Owner and U.S. Person for Tax Certification	Signature of Co-Owner (if more than one registered holder listed)	Date (mm/dd/yyyy)

12345678 CLS XRT2 COYC

03BXRD

. FOR A MORE COMPLETE DESCRIPTION OF THE TERMS AND CONDITIONS OF THE RIGHTS OFFERING, PLEASE REFER TO THE PROSPECTUS, WHICH IS INCORPORATED HEREIN BY REFERENCE. COPIES OF THE PROSPECTUS ARE AVAILABLE UPON REQUEST FROM THE INFORMATION AGENT, OKAPI PARTNERS LLC, AT (855) 208-8902 (TOLL FREE) EXERCISABLE ON OR BEFORE 5:00 P.M., NEW YORK CITY TIME, ON NOVEMBER 20, 2020, UNLESS EXTENDED BY THE COMPANY (THE “EXPIRATION DATE”) (Complete appropriate section on subsequent pages of this form.) The Company is conducting a Rights Offering, which entitles holders of shares of Common Stock and shares of the Company’s Series A Convertible Participating Preferred Stock, par value $0.001 per share (the “Series A Preferred Stock”), Series A-2 Convertible Participating Preferred Stock, par value $0.001 per share (the “Series A-2 Preferred Stock”), and Series B Non-Voting Convertible Participating Preferred Stock, par value $0.001 per share (the “Series B Preferred Stock” and, together with the Series A Preferred Stock and the Series A-2 Preferred Stock, the “Preferred Stock”) to receive one Right for each share of Common Stock and Preferred Stock held by them as of 5:00 P.M. New York City time, on October 2, 2020 (the “Record Date”). Each Right provides the holder to subscribe for 0.5462 shares of Common Stock pursuant to its Basic Subscription Privilege and, if its Basic Subscription Privilege is fully exercised, to subscribe for additional shares of Common Stock pursuant to its Oversubscription Privilege. If the aggregate Subscription Price delivered or transmitted by the holder with the Rights Certificate exceeds the aggregate Subscription Price for all shares for which the holder would be entitled to subscribe pursuant to its Basic Subscription Privilege and no direction is given as to the excess, such holder will be deemed to have subscribed for a number of additional shares of Common Stock equal to the maximum whole number of additional shares of Common Stock that could be purchased with such excess Subscription Price. Shares of Common Stock purchased pursuant to the Rights Offering will be issued as soon as practicable following the Expiration Date. Rights may only be exercised in aggregate for whole numbers of shares of Common Stock; no fractional Rights or cash in lieu thereof were issued or paid. Fractional Rights will be rounded to the nearest whole number with such adjustments as may be necessary to ensure that if all Rights are exercised, the Company will receive gross proceeds of $65 million. Set forth herein is the number of Rights evidenced by this Rights Certificate that the holder is entitled to exercise pursuant to such holder’s Basic Subscription Privilege. If shares of Common Stock or Preferred Stock applicable to a subscription are held by more than one record holder, the Rights Certificate must be signed by each such holder; if a holder or joint holders (registrants) hold more than one position in the Company, as indicated by different accounts on the relevant record holder list, then separate, properly completed and executed Rights Certificates must be submitted for each such position held by that or those joint holders (registrants). This Rights Certificate is transferable. Holders should be aware that if they choose to exercise, assign, transfer or sell only part of their Rights they may not receive a new Rights Certificate in sufficient time to exercise, assign, transfer or sell the remaining Rights evidenced thereby. For questions and to request copies of materials, call the Information Agent – Okapi Partners LLC at (855) 208-8902 (toll free) Please complete and return, as described below, on or before the dates outlined below. SUBSCRIPTION AGENT: Computershare, N.A. By First Class Mail: By Registered, Certified or Express Mail, or Overnight Courier: Computershare, N.A. Computershare, N.A. HC2 Holdings, Inc. Rights Offering HC2 Holdings, Inc. Rights Offering P.O. Box 43011 150 Royall Street, Suite V Providence, RI 02940-3011 Canton, MA 02021 To participate in the Rights Offering available through your shares held through Computershare you must follow the instructions and complete the relevant section(s) below, sign and date the front page of this document, and return this signed Rights Certificate, with payment or any additional documents if applicable, to the Subscription Agent listed above. The above language does not apply if you exercise your Rights via our website. 1. Exercise Your Rights and Subscribe for Shares of Common Stock To subscribe for shares of Common Stock under the Basic Subscription Privilege, please complete Sections 1.A and 1.C below. If you wish to subscribe for shares of Common Stock under the Oversubscription Privilege as well, you must also complete Section 1.B below. This Form of Exercise, Sale or Transfer and payment to the Subscription Agent must be received by 5:00 p.m., New York City time, on November 20, 2020, which is the Expiration Date (unless extended by the Company). Funds must clear your account before the Expiration Date. Please note that personal checks may take approximately five business days to clear your account. Please see paragraph 1 of the instructions accompanying this Rights Certificate.

PLEASE FILL IN ALL APPLICABLE INFORMATION.

A. Basic Subscription (1 Rights = 0.5462 Shares of Common Stock)	______ (Rights Exercised)	=	______ (No. of Class C common shares)	x $ 2.27 (Estimated Subscription Price)	= $______
B. Over-Subscription Privilege*			______ (No. of Class C common shares)	x $ 2.27 (Estimated Subscription Price)	= $______

* The Oversubscription Privilege may only be exercised if the Basic Subscription Privilege is exercised to the fullest extent possible and may only be exercised by Record Date Shareholders as described in the Prospectus. Oversubscriptions may not be accepted by the Company and are subject to pro rata deductions.

C. Amount of Check Enclosed (A + B) (or amount in Notice of Guaranteed Delivery) = $ ______

SECTION 1. TO SUBSCRIBE: I acknowledge that I have received the Prospectus for the Rights Offering and I hereby irrevocably subscribe for the number of shares of Common Stock indicated as the total of A and B hereon upon the terms and conditions specified in the Prospectus. I hereby agree that if I fail to pay for the shares of Common Stock for which I have subscribed (or are deemed to have subscribed for as set forth above), the Company may exercise any of the remedies set forth in the Prospectus.

SECTION 2. TO TRANSFER RIGHTS: For value received, _____of the Rights represented by this Subscription Certificate are assigned to:

(Print Full Name of Assignee) ______________________________

Social Security Number

(Print Full Address) ______________________________

(Print Full Address) ______________________________

Signature(s) of Assignor(s) ______________________________

IMPORTANT: The signature(s) must correspond in every particular, without alteration, with the name(s) as printed on your Subscription Certificate.

Your Signature must be guaranteed by an Eligible Guarantor Institution as that term is defined under Rule 17Ad-15 of the Securities Exchange Act of 1934, which may include:

a) a commercial bank or trust company, or
b) a member firm of a domestic stock exchange, or
c) a savings bank or credit union.

Signature Guaranteed By: ______________ (Name of Bank or Firm) ______________ (Signature of Officer and Title)

Return Subscription Certificate by first class mail or overnight courier to: Computershare.

By First Class Mail:

Computershare
C/O Voluntary Corporate Actions/HC2 Holdings, Inc.
P.O. Box 43011
Providence, RI 02940-3011

By Express Mail or Overnight Courier:

Computershare
C/O Voluntary Corporate Actions/HC2 Holdings, Inc.
150 Royall Street Suite V
Canton, MA 02021